Exhibit 99.1

News Release

Sanchez Energy Announces Results of its Borrowing Base Redetermination

HOUSTON—(Marketwired)—November 19, 2015—Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy,” the “Company,” “we,” “our,” “us,” or similar terms), today announced that it has received commitments from its lending group to change the borrowing base under its $1.5 billion first lien revolving credit facility from $550 million to $500 million with an unchanged elected commitment of $300 million, effective today.  With nothing drawn on the borrowing base, the Company has significant headroom to its 2.25x senior secured leverage covenant.

Gleeson Van Riet, Sanchez Energy’s Chief Financial Officer, reported, “We are pleased with the results of our Fall 2015 Borrowing Base Redetermination and are grateful for the continued support of our entire bank group. Our banking syndicate has consistently assisted us in our efforts to create value for our shareholders. Our new approved $500 million borrowing base takes into account our reserve growth since our last redetermination, slightly offset by the change in bank credit price decks and the Western Catarina Midstream sale. We have decided to maintain our $300 million elected commitment amount knowing we have the ability to access the much higher approved borrowing base. The Company’s liquidity remains strong with a current cash position in excess of $450 million in addition to this completely unused bank credit facility. We expect to fully fund our 2016 capital program through cash on hand and cash flow from operations without drawing down on the Company’s revolving credit facility and would expect to enter 2017 with a positive cash balance.”

“In addition, during the fourth quarter Sanchez Energy entered into additional derivative contracts covering anticipated future gas production in 2016 and 2017.  As of November 19, 2015, Sanchez Energy has approximately 6.6 million barrels of anticipated crude production and 35.3 Bcf of gas production for 2016 hedged, or approximately 12,471.7 MBOE (34,076 BOE/D), which represents approximately 68% of its anticipated total 2016 production at the mid-point of its 4Q 2015 guidance range. Further detail regarding current hedges for anticipated future production is included herein.”

HEDGING ACTIVITY SUMMARY

The following table summarizes the Company’s hedge contracts as of November 19, 2015:

			Daily Volume
Commodity	Instrument	Period	(Bbls / MMBtu)	Average Price
Oil	Swaps	November - December 31, 2015	14,000	$73.23 WTI Swap

Oil	Swaps	January 1 - December 31, 2016	7,000	$70.11 WTI Swap

Oil	Puts	January 1 - December 31, 2016	11,000	$60.00 WTI Puts

Gas	3-Way Costless Collar	November - December 31, 2015	10,000	Short $4.90 HHub Call / Long $4.00 HHub Put /Short $3.50 HHub Put
Gas	Enhanced Swaps	November - December 31, 2015	31,000	$4.31 HHUB Swap/Short $3.75 HHUB Put
Gas	Swaps	November - December 31, 2015	20,000	$3.96 HHUB Swap

Gas	Swaps	January 1 - December 31, 2016	99,154	$3.12 HHUB Swap

Gas	Swaps	January 1 - December 31, 2017	76,562	$3.00 HHUB Swap

Oil	Total Oil Hedged	Calendar Year 2015	14,000
Oil	Total Oil Hedged	Calendar Year 2016	18,000
Oil	Total Oil Hedged	Calendar Year 2017	0

Gas	Total Gas Hedged	Calendar Year 2015	61,000
Gas	Total Gas Hedged	Calendar Year 2016	99,154
Gas	Total Gas Hedged	Calendar Year 2017	76,562

UPDATED INVESTOR PRESENTATION

An updated investor presentation has been uploaded to the Investors section of the Company’s website (www.sanchezenergycorp.com).

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 207,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, estimates of our future hydrocarbon mix, the anticipated benefits of our acquisitions, operational and commercial benefits of joint ventures, access to midstream assets, access to end markets, our strategy and plans, our view of the market and expected cost efficiencies, the anticipated results of our hedging program, the results of redetermination of our borrowing base and its impact on our elected commitment level with respect to our bank credit facility, our anticipated capital budget for fiscal year 2016 and the expected benefits of our efforts to reduce costs and improve the efficiency of our drilling program. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure or delays on the point of our joint venture partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, our expectations regarding the timing and ability to meet our drilling commitments with respect to our Catarina assets, and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (the “SEC”). Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company contact:

G. Gleeson Van Riet
Chief Financial Officer
Sanchez Energy Corporation
713-783-8000

Jaime Brito

Senior Vice President, Investor Relations

Sanchez Energy Corporation

713-783-8000